                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the
         Commission Only (as permitted by
         Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Advantage Learning Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        ADVANTAGE LEARNING SYSTEMS, INC.
                               2911 PEACH STREET
                     WISCONSIN RAPIDS, WISCONSIN 54495-8036
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 14, 1999

TO THE SHAREHOLDERS OF ADVANTAGE LEARNING SYSTEMS, INC.:

     The 1999 Annual Meeting of Shareholders of Advantage Learning Systems, Inc. will be held at the Company's offices, 2911 Peach Street, Wisconsin Rapids, Wisconsin, on Wednesday, April 14, 1999 at 1:00 p.m., local time, for the following purposes:

     (1) To elect seven directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified;

     (2) To approve the Advantage Learning Systems, Inc. Employee Stock Purchase Plan;

     (3) To amend Advantage Learning Systems, Inc.'s Amended and Restated Articles of Incorporation to increase the authorized Common Stock of the Company from 50,000,000 shares to 150,000,000 shares; and

     (4) To transact such other business as may properly come before the Annual Meeting, all in accordance with the accompanying Proxy Statement.

     Shareholders of record at the close of business on March 1, 1999 are entitled to notice of and to vote at the Annual Meeting.

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE MEETING TO BE HELD. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          Timothy Sherlock, Secretary

March 16, 1999

                        ADVANTAGE LEARNING SYSTEMS, INC.
                               2911 PEACH STREET
                     WISCONSIN RAPIDS, WISCONSIN 54495-8036

                                 MARCH 16, 1999

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Advantage Learning Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 14, 1999 (the "Annual Meeting"). At the Annual Meeting, the shareholders of the Company will elect seven directors, each of whom will hold office until April 2000 and until his or her successor is duly elected and qualified. The Company's shareholders will also be asked to approve the Company's Employee Stock Purchase Plan and to approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the authorized common stock of the Company, $0.01 par value (the "Common Stock") from 50,000,000 shares to 150,000,000 shares.

     The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of Common Stock held in the name of another person, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. The Proxy Statement and the accompanying Proxy are being sent to the Company's shareholders commencing on or about March 16, 1999.

     Only shareholders of record at the close of business on March 1, 1999 (the "Record Date") are entitled to notice of and to vote the shares of Common Stock of the Company registered in their name at the Annual Meeting. As of the Record Date, the Company had outstanding 33,878,817 shares of Common Stock. The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the Record Date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting.

     Any shareholder executing and delivering the enclosed proxy may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.

     Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the quorum. Abstentions and broker non-votes will not be counted as voting on any matter at the Annual Meeting. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

     UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS A DIRECTOR, FOR APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, AND FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

     DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY HOLDERS OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT A MEETING AT WHICH A QUORUM IS PRESENT. IN OTHER WORDS, THE SEVEN DIRECTORS WHO RECEIVE THE LARGEST NUMBER OF VOTES WILL BE ELECTED AS DIRECTORS. ANY SHARES NOT VOTED, WHETHER BY WITHHELD AUTHORITY, BROKER NON-VOTES OR OTHERWISE, WILL HAVE NO EFFECT IN THE ELECTION OF DIRECTORS EXCEPT TO THE EXTENT THAT THE

FAILURE TO VOTE FOR AN INDIVIDUAL RESULTS IN ANOTHER INDIVIDUAL RECEIVING A LARGER NUMBER OF VOTES. ANY VOTES ATTEMPTED TO BE CAST "AGAINST" A CANDIDATE ARE NOT GIVEN LEGAL EFFECT AND ARE NOT COUNTED AS VOTES CAST IN AN ELECTION OF DIRECTORS.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT OR REPRESENTED AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table lists as of the Record Date information regarding the beneficial ownership of shares of Common Stock by (i) each director, the Chief Executive Officer and the next most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 (the "named executive officers"), (ii) each person believed by the Company to be a beneficial owner of more than 5% of the Common Stock and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the address of each beneficial owner of more than 5% of the Common Stock listed below is 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036. All data has been adjusted for a two-for-one stock split in the form of a stock dividend payable on February 26, 1999.

                     NAME AND ADDRESS                           AMOUNT AND NATURE OF
                    OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
                    -------------------                        -----------------------    ----------------
Judith A. Paul.............................................          12,349,908(2)              36.5%
Terrance D. Paul...........................................          12,349,908(3)              36.5
Essex Investment Management Company........................           2,000,066(4)               5.9
Mark J. Bradley, as Trustee of the Terrance and Judith Paul
  Descendants' Trust.......................................           1,927,686(5)               5.7
Michael H. Baum............................................              43,436(6)                 *
John R. Hickey.............................................              48,436(6)                 *
Timothy P. Welch...........................................              54,244(7)                 *
Perry S. Akins.............................................              10,000(8)                 *
John H. Grunewald..........................................               7,500(9)                 *
All directors and executive officers of the Company as a
  group (8 persons)........................................          24,835,532                 73.3

-------------------------
 *  Less than 1% of the outstanding Common Stock.

(1) Except as otherwise noted, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed.

(2) Includes 27,900 shares of Common Stock held by the Terrance and Judith Paul Foundation, Inc. as to which Judith and Terrance Paul share voting and investment power. Ms. Paul is married to Terrance D. Paul, and Mr. Paul's shares of Common Stock are not included in the number of shares beneficially owned by Ms. Paul.

(3) Includes 27,900 shares of Common Stock held of record by the Terrance and Judith Paul Foundation, Inc. as to which Judith and Terrance Paul share voting and investment power. Mr. Paul is married to Judith A. Paul, and Ms. Paul's shares of Common Stock are not included in the number of shares beneficially owned by Mr. Paul.

(4) The address of Essex Investment Management Company is 125 High Street, Boston, Massachusetts 02110. This information is based on a Schedule 13-G dated January 5, 1999. Of these shares, Essex Investment Management Company has sole voting power as to 1,611,586 shares and sole dispositive power as to all 2,000,066 shares.

(5) The address of the Trustee of the Terrance and Judith Paul Descendants' Trust is 500 Third Street, Suite 700, Wausau, Wisconsin 54403.

(6) Includes options for 23,436 shares of Common Stock which are currently exercisable.

(7) Includes 9,400 shares of Common Stock indirectly held by a family trust, of which Mr. Welch is the trustee.

(8) Includes 5,000 shares of Common Stock held by a family trust, of which Mr. Akins is a trustee, and 2,500 shares of Common Stock indirectly held by the same family trust.

(9) Mr. Grunewald disclaims beneficial ownership of 1,000 of the 7,500 shares of Common Stock indicated above, as such shares are held of record by his wife.

                             ELECTION OF DIRECTORS

     The number of directors constituting the whole Board of Directors is currently fixed at seven. The Board of Directors has selected the seven members currently serving on the Board as nominees for election at the 1999 Annual Meeting. Directors elected at the Annual Meeting will hold office for a one-year term and until their successors are duly elected and qualified.

     All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends.

                         NOMINEES STANDING FOR ELECTION

 NAME OF OFFICER                               OFFICE
 ---------------                               ------
Judith A. Paul      Ms. Paul is the co-founder of the Company and has been
  Age 52            Chairman of the Board of Directors since 1986. Ms. Paul acts as the Company spokesperson and coordinates the Company's
                    public relations and customer communication policies. Ms.
                    Paul has co-written Great Ways to Motivate Students to Read
                    (1998), and is the author of The Family Reading Night Kit
                    (1996) and The Literacy Partnership Kit (1997). Ms. Paul
                    holds a bachelors degree in elementary education from the
                    University of Illinois.

Terrance D. Paul    Mr. Paul is the co-founder of the Company and has been Vice
  Age 52            Chairman of the Board of Directors since July 1996. Mr. Paul is primarily responsible for the Company's long-term
                    strategic planning and new product development strategy. Mr.
                    Paul also coordinates the research activities conducted by the Institute for Academic Excellence, Inc., a wholly-owned subsidiary of the Company (the "Institute"). From November
                    1995 until July 1996, Mr. Paul served as the Company's Chief
                    Executive Officer. From January 1992 until August 1993 and again from September 1994 until November 1995, Mr. Paul
                    served as President of the Company. For the 12 years prior to 1992, Mr. Paul was President of Best Power Technology, a
                    manufacturer of uninterruptible power systems. Mr. Paul is the author of several publications, including How to Create
                    World-Class Readers (1993), Patterns of Reading Practice
                    (1996) and The New Technology of Learning Information
                    Systems (1997). He is also the general editor of
                    Fundamentals of Reading Renaissance (1994-1996), the
                    textbook used in seminars on reading improvement by the
                    Institute. Mr. Paul holds a law degree from the University of Illinois and an MBA from Bradley University. Terrance
                    Paul is Judith Paul's husband.

 NAME OF OFFICER                               OFFICE
 ---------------                               ------
Michael H. Baum     Mr. Baum has been Chief Executive Officer of the Company
  Age 51            since July 1996 and a Director since September 1994. Mr.
                    Baum served as President of the Company between November
                    1995 and June 1996. From September 1994 until November 1995,
                    Mr. Baum served as the Managing Director of the Institute
                    and from June 1994 until September 1994, he served as the
                    Director of Educational Consulting for the Institute. From
                    1984 until June 1994, Mr. Baum held a variety of positions with Francorp, Inc., an international management consulting firm based in Chicago, his last position being that of
                    Executive Vice President, which he held from September 1991 until June 1994. Mr. Baum holds a bachelors degree and a
                    masters degree in teaching from Yale University and an MBA from Northwestern University.

John R. Hickey      Mr. Hickey has been President of the Company since July 1996
  Age 43            and a Director of the Company since October 1996. From
                    January 1996 until June 1996, Mr. Hickey served as Executive
                    Vice President of R.F. Technologies, Inc., a manufacturer of protection devices, and from September 1995 until December
                    1995, he served as Executive Vice President of Liebert
                    Corporation (a subsidiary of Emerson Electric), a
                    manufacturer of uninterruptible power supplies. From January
                    1989 until June 1995, Mr. Hickey held various senior
                    management positions with Best Power Technology, including
                    Executive Vice President of Operations, Senior Vice
                    President of Sales and Marketing and Vice
                    President-International. In addition, Mr. Hickey spent
                    approximately ten years with Briggs and Stratton, a
                    manufacturer of air-cooled gasoline engines for outdoor
                    power equipment, headquartered in Milwaukee, Wisconsin.
                    While at Briggs and Stratton, Mr. Hickey served in various management positions, eventually rising to the position of the Director of International Sales and Finance
                    Administration, a position he held from October 1985 until
                    January 1989. Mr. Hickey holds a bachelors degree in
                    international business from the University of Wisconsin.

Timothy P. Welch    Timothy P. Welch has been a Director of the Company since
  Age 56            August 1996. Mr. Welch is the founder of the predecessor to
                    IPS Publishing, Inc., a wholly-owned subsidiary of the
                    Company ("IPS"). From June 1997 until October 1997, Mr.
                    Welch served as a consultant to IPS, and since November
                    1997, he has worked for the Company on special projects.
                    From August 1996 until June 1997, Mr. Welch served as the
                    Chief Executive Officer of IPS, and for the 15 years prior thereto, he served as the President of its predecessor. Mr.
                    Welch is also the founder and Chief Executive Officer of
                    Curriculum Technologies, Inc., a firm specializing in
                    multi-media compact disk development for the adult literacy and English as a second language markets. Mr. Welch holds a bachelors degree in journalism from the University of
                    Wisconsin.

 NAME OF OFFICER                               OFFICE
 ---------------                               ------
Perry S. Akins      Perry S. Akins has been a Director of the Company since
  Age 58            September 1997. From 1966 to September 1998, Mr. Akins was
                    employed by ELS Educational Services, Inc. ("ELS") (formerly known as Washington Educational Research Associates, Inc.).
                    He served as President of ELS from 1977 until 1998. From
                    1997 until his retirement in 1998, Mr. Akins also served as
                    Chief Executive Officer of ELS. Mr. Akins presently works
                    for ELS pursuant to a consulting agreement which continues until 2000. ELS teaches English as a second language to
                    students and professionals at its various ELS Language
                    Centers in the United States and abroad. ELS also publishes and distributes English as a second language materials
                    worldwide. Mr. Akins currently serves as a director of
                    Chocolates a la Carte, Inc., a manufacturer of specialty
                    chocolates for hotels and restaurants, Digital Carpenters, a web site developer, and Western Overseas Corporation, a
                    customs brokerage service. Mr. Akins holds a bachelors
                    degree in Russian language and history and a masters degree in education with a minor in Russian language from Southern
                    Illinois University.

John H. Grunewald   Mr. Grunewald has been a Director of the Company since
  Age 62            September 1997. From September 1993 to January 1997, Mr.
                    Grunewald served as the Executive Vice President, Chief
                    Financial Officer and Secretary of Polaris Industries Inc.,
                    a manufacturer of snowmobiles, all-terrain vehicles and
                    personal watercraft. From June 1977 until June 1993, Mr.
                    Grunewald served as the Vice President of Finance, Chief
                    Financial Officer and Secretary of Pentair, Inc., a
                    diversified manufacturing company. Mr. Grunewald currently serves as a director of the Nash Finch Company, a wholesale food distributor, Hydrobikes, Inc., a manufacturer of
                    recreational water bikes, and Kinnard Investments, an
                    investment banking firm. Mr. Grunewald also serves as the
                    Chairman of the Board of Rise, Inc., a charitable
                    institution providing occupations for handicapped and
                    disabled children, and as a member of the Board of Governors of the Bethel College Foundation. Mr. Grunewald holds a
                    bachelors degree in business from St. Cloud State University and an MBA in business finance from the University of
                    Minnesota.

     The Board of Directors of the Company has standing Compensation and Audit Committees. The Board of Directors does not have a Nominating Committee. The Board of Directors held four meetings in 1998. Each director attended at least 75% of the meetings of the Board of Directors held during the period for which he or she served on the Board, and each director attended at least 75% of the meetings of the Board Committees on which the director served in 1998.

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning compensation levels of executive officers of the Company and for administering the Company's executive compensation plans, including the 1997 Stock Incentive Plan. The members of the Compensation Committee are Messrs. Akins (Chairman) and Grunewald, neither of whom is an employee of the Company. The Compensation Committee held four meetings in 1998.

     The Audit Committee is responsible for nominating the Company's independent auditors, reviewing the scope, results and costs of the audit with the Company's independent auditors and reviewing the financial statements of the Company to ensure full compliance with regulatory requirements and full disclosure of necessary information to the Company's shareholders. The members of the Audit Committee are Messrs. Grunewald (Chairman) and Akins and Terrance D. Paul. The Audit Committee held four meetings in 1998.

                    APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

     The complete text of the Company's Employee Stock Purchase Plan is set forth in Appendix A. The following summary of the material features of the Company's Employee Stock Purchase Plan is qualified in its entirety by reference to Appendix A.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

     The Board of Directors approved the Company's Employee Stock Purchase Plan on May 15, 1998, subject to approval by the Company's shareholders. The purpose of the Employee Stock Purchase Plan is to provide employees of the Company and its subsidiaries with an incentive to work for the continued success of the Company by granting such employees the opportunity to purchase the Company's Common Stock through one or more offerings. The aggregate number of shares of Common Stock subject to the Employee Stock Purchase Plan is 500,000. In addition, no one person may purchase shares of Common Stock under the Employee Stock Purchase Plan or any other employee stock purchase plan of the Company or its subsidiaries having a fair market value in excess of $25,000 for each calendar year.

     The Employee Stock Purchase Plan permits the Company to make one or more offerings to employees who meet certain eligibility requirements of options to purchase shares of the Company's Common Stock. The first offering was for a period of six months, commencing on July 1, 1998 and ending January 1, 1999. The term of each subsequent offering is for a period of 12 months, commencing on January 1, 1999. Eligible employees who elect to participate in the Employee Stock Purchase Plan authorize periodic payroll deductions from their compensation. A payroll deduction account is maintained for each participating employee. At the end of an offering period, the payroll deduction account is totaled and the employee is deemed to have purchased whole shares of the Company's Common Stock at the offering price, which is the lower of either (i) 85% of the fair market value of the Company's Common Stock on the date on which an offering commences (typically, January 1) or (ii) 85% of the fair market value of the Company's Common Stock on the day one year (six months in 1998) from the date on which an offering commences.

                        APPROVAL OF AN AMENDMENT TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

     The proposed amendment to the Company's Amended and Restated Articles of Incorporation increases the number of authorized shares of Common Stock from 50,000,000 shares to 150,000,000 shares. As of the Record Date, of the 50,000,000 shares of Common Stock presently authorized, 33,878,817 shares were issued and outstanding and 3,500,000 shares were reserved for issuance pursuant to the Company's 1997 Stock Incentive Plan and Employee Stock Purchase Plan. Because the market value of the Company's Common Stock increased significantly since the Company's initial public offering, the Company effected a two-for-one stock split by way of a stock dividend in February 1999.

     The additional authorized shares of the Company's Common Stock may be used for any proper corporate purpose approved by the Board of Directors of the Company. Their availability would enable the Company's Board of Directors to act with flexibility when favorable opportunities arise to expand or strengthen the Company's business through the issuance of Common Stock. Among the reasons for issuing additional shares would be to increase the Company's capital through sale of the Company's Common Stock, to engage in other types of capital transactions, to undertake acquisitions and to satisfy contractual commitments, including the Company's 1997 Stock Incentive Plan and Employee Stock Purchase Plan. The Board of Directors of the Company has not proposed the increase in authorized capital stock with the intention of discouraging tender offers or takeover attempts. However, the availability of authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

     The Company regularly reviews a range of financing transactions including the issuance of the Company's Common Stock. Except for shares reserved for issuance as described above, the Company has no present intention of issuing or selling Common Stock for any purpose, but may do so if market and other conditions indicate that such a course of action is advisable.

     If the amendment to the Company's Amended and Restated Articles of Incorporation is approved, the Board of Directors of the Company generally may issue the additional authorized shares of Common Stock without further shareholder approval. In some instances, shareholder approval for the issuance of additional shares may be required by law or by the requirements of the Nasdaq National Market, on which the Common Stock is listed, or may otherwise be necessary or desirable. Except in such cases, the Company does not anticipate that further shareholder authorization will be solicited. Shareholders are not entitled to preemptive rights to purchase any new issue of Common Stock.

                             EXECUTIVE COMPENSATION

     Summary Compensation Information. The following table sets forth the compensation for the past three years for the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                                 -----------------------------
                                                                     AWARDS          PAYOUTS
                                                                 ---------------    ----------
                                         ANNUAL COMPENSATION       SECURITIES
                                        ---------------------      UNDERLYING          LTIP           ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY($)    BONUS($)    OPTIONS/SARS(#)    PAYOUTS($)    COMPENSATION($)(4)
---------------------------     ----    ---------    --------    ---------------    ----------    ------------------
Judith A. Paul..............    1998    $181,186          --         12,862                --           $6,600
  Chairman of the Board         1997     176,046          --             --                --            5,809
                                1996     156,184          --             --                --            5,230
Terrance D. Paul............    1998     181,186          --         12,862                --            6,600
  Vice Chairman of the Board    1997     176,046          --             --                --            6,270
                                1996     156,184          --             --                --            5,969
Michael H. Baum.............    1998     164,873          --         31,109                --            6,509
  Chief Executive Officer       1997     168,370          --         46,875          $324,665(2)         6,270
                                1996     141,080          --             --             1,849(3)         5,587
John R. Hickey..............    1998     158,183          --         31,109                --            6,244
  President                     1997     161,260          --         46,875           216,443(2)         6,270
                                1996      66,923     $15,000(1)          --                --            3,207

-------------------------
(1) Reflects a signing bonus that was paid to Mr. Hickey when he began his employment with the Company in July 1996.

(2) Reflects payout made by the Company upon termination of its phantom stock plan in connection with the initial public offering of the Company's Common Stock in September 1997.

(3) Reflects payment made in connection with shares awarded under the Company's phantom stock plan.

(4) Reflects 401(k) plan matching amount paid by the Company.

     Option Grants. The following table provides information on options granted to the named executive officers during 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                           % OF TOTAL
                                  NUMBER OF SECURITIES    OPTIONS/SARS
                                       UNDERLYING          GRANTED TO     EXERCISE OR                  GRANT DATE
                                      OPTIONS/SARS        EMPLOYEES IN    BASE PRICE     EXPIRATION      PRESENT
             NAME                    GRANTED(#)(1)        FISCAL YEAR      ($/SH)(2)        DATE       VALUE($)(3)
             ----                 --------------------    ------------    -----------    ----------    -----------
Judith A. Paul................           25,724               6.08%        $19.4375       10/20/08      $390,490
Terrance D. Paul..............           25,724               6.08          19.4375       10/20/08       390,490
Michael H. Baum...............           28,170               6.66          13.3125       06/25/08       274,094
                                         34,048               8.05          14.5313       09/01/08       352,737
John R. Hickey................           28,170               6.66          13.3125       06/25/08       274,094
                                         34,048               8.05          14.5313       09/01/08       352,737

-------------------------
(1) Except as otherwise noted, the vesting schedule for options is 25% per year with each option being fully exercisable four years from the date of grant.

(2) All options have an exercise price equal to 100% of the fair market of the Company's Common Stock on the date of grant.

(3) The grant date present values were determined using the Black-Scholes model with the following common assumptions: a 10 year expected period of time to exercise; a weighted average risk-free rate of return of 5.14%; an expected dividend yield of 0%; and a weighted average volatility factor of 58.94%.

     On April 28, 1998 the Compensation Committee authorized stock option grants for approximately 50,000 shares of Common Stock at an exercise price of $15.875 per share, including proposed grants to Messrs. Baum and Hickey of 47,244 shares. This proposed grant of options to employees was not completed, and the authorization for the grants was subsequently rescinded.

     Option Exercises. The following table provides information on options exercised during 1998, and options held at year end, by the named executive officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                  OPTIONS/SARS AT                   OPTIONS/SARS
                                SHARES                               FY-END(#)                    AT FY-END($)(1)
                              ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----               -----------    -----------    -----------    -------------    -----------    -------------
Judith A. Paul............        --             --               --           25,724              --       $  345,667
Terrance D. Paul..........        --             --               --           25,724              --          345,667
Michael H. Baum...........        --             --           23,436          132,892        $582,971        2,931,309
John R. Hickey............        --             --           23,436          132,892         582,971        2,931,309

-------------------------
(1) For valuation purposes, a December 31, 1998 market price of $32.875 was used.

                             EMPLOYMENT AGREEMENTS

     The Company has not entered into employment agreements with any of the named executive officers. However, IPS, one of the Company's wholly-owned subsidiaries, has entered into an employment agreement with Timothy Welch. This agreement was executed in connection with the Company's acquisition of substantially all of the assets of the IPS business on August 1, 1996. Pursuant to such agreement, Mr. Welch agreed to serve as IPS's Chief Executive Officer and to serve as a member of the Board of Directors of both IPS and the Company, subject to shareholder approval, for the term of his employment agreement. The employment agreement has a term of two years and originally provided for an annual salary of $125,000. Effective June 1, 1997, Mr. Welch resigned as Chief Executive Officer of IPS; however, the employment agreement was not terminated. Effective November 1, 1997, Mr. Welch agreed to work for the Company on special projects. His annual salary was reduced at that time to $75,000. This revised arrangement terminated on August 1, 1998 (the termination date of the employment agreement). With the exception of Mr. Welch's duties and his salary, all other terms of the original employment agreement remained unchanged. For his services to the Company during 1998, Mr. Welch received $43,269. Under the employment agreement, Mr. Welch was entitled to receive benefits generally available to executive employees of the Company, including deferred compensation under certain employee benefit plans adopted by the Company, and to participate in such stock-based incentive plans as the Company may adopt, including the 1997 Stock Incentive Plan. However, no options were awarded to Mr. Welch in 1998.

                       NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors of the Company who are not employees receive a fee of $1,000 for each Board meeting which they attend and $500 for each Committee meeting which they attend, plus out-of-pocket expenses incurred in connection with attendance at each such meeting. In addition, in September 1998 each non-employee director received options under the 1997 Stock Incentive Plan to purchase a total of 3,000 shares of Common Stock, which options vest 50% after one year and 50% after two years. The Company will grant an additional 3,000 shares to each such director in September 1999, which grants also have two year vesting schedules.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee was established after completion of the Company's initial public offering in September 1997. The Compensation Committee consists of Messrs. Akins (Chairman) and Grunewald, neither of whom is an employee of the Company. The Compensation Committee is responsible for making recommendations to the Board concerning the compensation levels of the executive officers of the Company. The Compensation Committee also administers the Company's 1997 Stock Incentive Plan, with responsibility for determining the awards to be made under such plan to the Company's executive officers and to other eligible individuals. The Compensation Committee reviews compensation programs for executive officers in July of each year, with any changes to such compensation programs commencing in September of each year.

     In 1998, the Compensation Committee made compensation decisions with respect to the base salaries of and the stock option grants to the Company's executive officers. The Company does not have a cash bonus program for executive officers. In making compensation decisions, the Compensation Committee reviewed information on the compensation levels of executive officers of a group of public companies with sales ranging from $35 million to $42 million in 1997. These companies were not identical to the companies used in the performance graph. The Committee reviewed the relative market capitalizations, sales, earnings and compensation levels of the peer group of companies in making its compensation decisions. The Committee did not set the compensation of the Company's executive officers at any specific level as compared to the peer group of companies. Also, in making its decisions the Committee did not assign relative weights or importance to any specific measure of financial performance of the Company.

     Base Salary. The Compensation Committee sets the base salaries of the Company's executive officers at levels designed to attract and retain highly qualified individuals. Based on the information reviewed, the Committee determined to increase base salaries for the Company's executive officers. The Committee believes that the base salary increases were appropriate relative to the Company's size and financial performance compared with the peer group of companies.

     Equity Based Compensation. Stock option grants are the primary form of long-term incentive compensation for the Company's executive officers. The Compensation Committee believes stock options are an effective means of incenting senior management to increase the long-term value of the Company's Common Stock. Based on the information described above, the Committee determined to increase the annual stock option grants to the executive officers of the Company. The Committee believes that the total compensation package provided to executive officers, including options, is appropriate relative to all factors considered by the Committee.

     CEO Compensation. In evaluating Mr. Baum's compensation, the Committee reviewed the compensation levels for the chief executive officers of the peer group of companies described above and the financial performance of those peer group companies. The Committee determined to increase Mr. Baum's base salary and to increase the size of the annual stock option grant to Mr. Baum. Mr. Baum's compensation was not specifically tied to any specific financial performance criteria. The Committee believes Mr. Baum's compensation is appropriate given the Company's size and financial performance.

     In making compensation decisions, it is the Compensation Committee's current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                          THE COMPENSATION COMMITTEE:

             Perry S. Akins, Chairman             John H. Grunewald

                               PERFORMANCE GRAPH

     The following graph compares the total stockholder return on the Company's Common Stock since the Company's initial public offering on September 25, 1997 with that of the Nasdaq Stock Market Index and a Company constructed peer group index. The issuers included in the peer group index are Apollo Group, Inc.
(APOL), CBT Group PLC (CBTSY), Computer Learning Centers, Inc. (CLCX), Learning Tree International, Inc. (LTRE), Sylvan Learning Systems, Inc. (SLVN), The Learning Company, Inc. (TLC), Education Management Corporation (EDMC) and TRO Learning, Inc. (TUTR). The total return calculations set forth below assume $100 invested on September 25, 1997, with reinvestment of dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through December 31, 1998. Since the Company effected its initial public offering in September 1997, the information in the graph is provided at quarter end intervals. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG ADVANTAGE LEARNING SYSTEMS, INC.
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP
PERFORMANCE GRAPH

                                                   ADVANTAGE LEARNING                                         NASDAQ STOCK
                                                      SYSTEMS, INC                 PEER GROUP                 MARKET (U.S.)
                                                   ------------------              ----------                 -------------
'9/25/97'                                                100.00                      100.00                      100.00
'9/97'                                                   158.00                      105.00                      100.00
'12/97'                                                  134.00                      111.00                       94.00
'3/98'                                                   215.00                      122.00                      110.00
'6/98'                                                   171.00                      132.00                      113.00
'9/98'                                                   238.00                       82.00                      103.00
'12/98'                                                  411.00                      101.00                      132.00

* $100 invested on 9/25/97 in Stock or Index -- including reinvestment of dividends. Fiscal year ending December 31.

                                                                   CUMULATIVE TOTAL RETURN
                                                --------------------------------------------------------------
                                                09/25/97    09/97    12/97    03/98    06/98    09/98    12/98
                                                --------    -----    -----    -----    -----    -----    -----
Advantage Learning Systems, Inc.............      100        158      134      215      171      238      411
Peer Group..................................      100        105      111      122      132       82      101
NASDAQ Stock Market (U.S.)..................      100        100       94      110      113      103      132

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     In accordance with the Company's Amended and Restated By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2000 Annual Meeting of Shareholders and any other shareholder proposed business to be brought before the 2000 Annual Meeting of Shareholders must be submitted to the Company not later than December 15, 1999. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with the Company's Amended and Restated By-Laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036 on or before November 13, 1999. Proposals should be directed to Mr. Timothy Sherlock, Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

                           PENDING LEGAL PROCEEDINGS

     No director or executive officer of the Company is an adverse party or has an interest adverse to the Company or its subsidiaries in any material pending legal proceeding.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, among others, to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during 1998, all filing requirements were complied with.

                                 OTHER MATTERS

     Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

     The Company's financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. Shareholders may obtain a copy of the Company's Annual Report as filed on Form 10-K at no cost by writing to Mr. Timothy Sherlock, Secretary, Advantage Learning Systems, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

                                          By Order of the Board of Directors,

                                          Timothy Sherlock, Secretary

                                                                      APPENDIX A

                        ADVANTAGE LEARNING SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of this Plan is to provide employees of Advantage Learning Systems, Inc. (the "Company") and of its Subsidiaries (as defined in Paragraph 12 hereof) with an opportunity to purchase Company common stock through annual offerings to be made commencing on the 1st day of January (1st day of July for 1998), and thus develop a stronger incentive to work for the continued success of the Company. The aggregate number of shares of common stock of the Company (the "Stock") authorized to be sold pursuant to options granted under this Plan is 250,000 shares, subject to adjustment as provided in Paragraph 17 hereof. In computing the number of shares available for grant, any shares relating to options which are granted, but which subsequently lapse, are canceled or are otherwise not exercised by the final date for exercise, shall be deemed available for future grants of options. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and, therefore, the provisions of the Plan shall be construed so as to govern participation in a manner consistent with the requirements of Section 423(b) of the Code.

     2. Administration. Subject to the general control of the Company's Board of Directors (the "Board"), the Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall consist of one or more members and who need not be members of the Board. The Board may at any time replace a member of such Committee. Any expenses of the Committee shall be paid by the Company. The Committee may adopt regulations not inconsistent with the provisions of this Plan for the administration thereof, and its interpretation and construction of the Plan and the regulations shall be final and conclusive. Any action to be taken by the Committee shall be on a vote of a majority of the Committee either at a meeting or in writing.

     3. Eligibility.

          (a) All employees of the Company or of any Subsidiary designated from time to time by the Committee will be eligible to participate in the Plan provided they have a minimum period of continuous service with the Company or a Subsidiary, such period to be determined by the Committee from time to time, but in all events not to exceed two years, subject to the additional limitations imposed herein (each such employee is referred to as an "Eligible Employee").

          (b) Any provision of this Plan to the contrary notwithstanding, no employee shall be granted an option:

             (i) if, immediately after the grant, such employee would own, and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company within the meaning of Section 423 of the Code; or

             (ii) which permits the employee's rights to purchase Stock under all employee stock purchase plans, as defined in Section 423 of the Code, of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of the Stock (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time; or

             (iii) if the employee's customary employment does not meet certain requirements for length of employment determined by the Committee from time to time; provided, however, that any such requirement for length of employment shall comply with Section 423 of the Code.

     4. Offerings. The Committee may make one or more annual offerings to Eligible Employees to purchase Stock under this Plan (each an "Offering"). The term of any Offering, except the first Offering, shall be for a period of 12 months' duration. The first Offering shall be for a period of six 6 months' duration, commencing July 1, 1998 and ending January 1, 1999. No Eligible Employee shall be granted an option to purchase a number of shares of the Company in excess of $25,000 divided by 100% of the Fair Market Value of a share of Stock on the date immediately preceding the Effective Date of the Offering (as defined in Paragraph 12 hereof).

     5. Participation. An Eligible Employee on the Effective Date of the Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the appropriate payroll location before August 1st of the offering period (September 1 for the first offering period). An Eligible Employee who submits such authorization is referred to as a "Participant." The form will authorize a regular payroll deduction from the Participant's pay.

     6. Deductions. The Company will maintain payroll deduction accounts for all Participants. A Participant may purchase shares of Stock under this Plan solely by means of payroll deduction. Payroll deductions, as designated by the Participant pursuant to Paragraph 5, shall be a whole percentage of the Participant's Compensation (as defined in Paragraph 12 hereof) but not less than one percent (1%) nor more than ten percent (10%).

     7. Deduction Changes. A Participant may increase or decrease the applicable payroll deduction by filing a new payroll deduction authorization form before August 1st of the offering period (September 1 for the first offering period). The change may not become effective sooner than the next pay period after receipt of the form. A payroll deduction may be increased or decreased only once during the term of any offering period.

     8. Withdrawal From Participation in an Offering. A Participant may, at any time and for any reason, withdraw from participation in an Offering under this Plan, upon advance written notice to the Committee. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's payroll deduction account under this Plan shall be refunded to the Participant in cash (partial refunds are not permitted). Any Participant who withdraws from an Offering under this Plan may not resume participation in such Offering.

     9. Purchase of Shares.

          (a) Each Participant will be entitled to purchase as many whole shares of Stock as can be purchased with the total payroll deductions credited to the Participant's account during the specified offering periods in the manner and on the terms herein provided.

          (b) The purchase price for a share of Stock under any Offering will be the lower of either:

             (i) the Offering Price of 85% of the Fair Market Value of a share of Stock on the Effective Date of the Offering; or

             (ii) the Alternative Offering Price of 85% of the Fair Market Value of a share of Stock on the day one year (6 months for the first offering period) from the Effective Date of the Offering.

             (c) As of the date one year (6 months for the first offering period) from the Effective Date of the Offering, the account of each Participant shall be totaled and the Alternative Offering Price determined. If a Participant shall have sufficient funds in the Participant's account to purchase one or more full shares at the lower of either the Offering Price or the Alternative Offering Price as of that date, the Participant shall be deemed to have exercised the Participant's option to purchase such share or shares at such lower price, the Participant's account shall be charged for the amount of the purchase, and a stock certificate shall be issued to the Participant as of such day. The balance of any payroll deductions credited to his account during the Offering shall be refunded to the Participant in cash.

     10. Interest. Interest will not accrue on any employee payroll deduction accounts.

     11. Registration of Certificates. Certificates will be registered only in the name of the Participant. If a Participant makes written request to the Committee, the Committee may cause the certificates to be issued in the Participant's name jointly with a member of his family with right of survivorship.

     12. Definitions.

          (a) "Compensation" means the total compensation paid in cash to a Participant including salaries, wages, overtime pay or commission, but excluding bonuses, moving or relocation allowances, car allowances, imputed income attributable to cars, life insurance or other benefits, or other items as determined by the Committee.

          (b) "Effective Date of the Offering" shall be the date established by the Committee in making any Offering under this Plan.

          (c) "Fair Market Value" shall be the closing price of the common stock of the Company as quoted on the NASDAQ National Market System ("NASDAQ/NMS") as reported in the Midwest Edition of The Wall Street Journal on the applicable valuation date hereunder, or if no sale of common stock of the Company is quoted on the NASDAQ/NMS on any such date, then the closing price of the common stock of the Company on the next preceding day on which a sale was made.

          (d) "Subsidiary" means any corporation of which the Company or a Subsidiary owns 50% or more of the combined voting power of all classes of stock unless the Board determines that such corporation shall not be a "Subsidiary" for purposes hereof. Only subsidiaries that satisfy the requirements of Section 424(f) of the Code shall be entitled to participate in the Plan.

     13. Rights as a Shareholder. None of the rights or privileges of a shareholder of the Company shall exist with respect to shares purchased under this Plan unless and until such full shares shall have been duly issued.

     14. Rights on Retirement, Death or Termination of Employment. In the event of a Participant's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to such Participant at such time and the balance in such Participant's account shall be paid to such Participant or, in the event of such Participant's death, to such Participant's estate. Transfer of a Participant from the Company to a Subsidiary or vice versa shall not constitute termination of employment.

     15. Rights Not Transferable. Rights under this Plan are not transferable by a Participant, other than by will or the laws of descent and distribution, and are exercisable, during the Participant's lifetime, only by the Participant.

     16. Application of Funds. All funds received or held by the Company under this Plan may be used for any corporate purpose and need not be segregated.

     17. Adjustment in Case of Changes Affecting the Common Stock of the Company. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Stock, or the Stock shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a cash dividend), the total number of shares authorized to be offered in accordance with Paragraph 1, the number of shares subject to each outstanding option, the option price applicable to each such option, and/or the consideration to be received upon exercise of each such option shall be adjusted in a fair and reasonable manner by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (i) acceleration of the exercise date of outstanding options or (ii) the conversion of outstanding options into cash or other property to be received in certain of the transactions specified in the preceding sentence upon effectiveness of such transactions.

     18. Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company if shareholder approval is required for such amendment under applicable tax, securities or other law. Any action taken by the Board, or the Committee pursuant hereto that is otherwise inconsistent with the terms and conditions hereof shall be given effect and be deemed to be an amendment hereof as related to such action, to the extent allowed by this Paragraph 18, so as to make such terms and conditions consistent with such action.

     19. Termination of the Plan.

          (a) This Plan and all rights of Participants under any offering hereunder shall terminate:

             (i) on the day that Participants become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such Participants in such manner as it deems fair and consistent with Section 423 of the Code; or

             (ii) at any time, at the discretion of the Board or the Committee.

          (b) Upon termination of this Plan, all amounts in the accounts of Participants shall be promptly refunded.

     20. Governmental Regulations. The obligation to sell and deliver shares of the Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     21. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     22. Approval of Shareholders. The Plan has been adopted by the Board but is subject to approval of the shareholders of the Company at the next annual or special meeting of shareholders.

--------------------------------------------------------------------------------
                                   PROXY CARD
                        ADVANTAGE LEARNING SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned appoints Michael H. Baum and John R. Hickey, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of stock of Advantage Learning Systems, Inc. held of record by the undersigned on March 1, 1999 at the 1999 Annual Meeting of Shareholders of Advantage Learning Systems, Inc. to be held on April 14, 1999 or at any adjournment thereof.


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS, "FOR" THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN AND "FOR" THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.















                          (Detach below and return using the envelope provided.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              ADVANTAGE LEARNING SYSTEMS, INC. 1999 ANNUAL MEETING





1.   ELECTION OF DIRECTORS:
     (To serve until the 2000       1-Judith A. Paul        |_| FOR all nominees    |_| WITHHOLD AUTHORITY
     Annual Meeting and until       2-Terrance D. Paul          listed to the left      to vote for all
     their successors are           3-Michael H. Baum           (except as specified    nominees listed
     elected and qualified)         4-John R. Hickey            below).                 to the left.
                                    5-Timothy P. Welch
                                    6-Perry S. Akins
                                    7-John H. Grunewald


     (Instructions:  To withhold authority to vote for any indicated nominee,     ______________
     write the number(s) of the nominee(s) in the box provided to the right.)    |______________|

2. PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN:
     |_| FOR approval of the Employee Stock Purchase Plan.
     |_| AGAINST approval of the Employee Stock Purchase Plan.
     |_| ABSTAIN from voting on the Employee Stock Purchase Plan.


3. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF
   INCORPORATION:
     |_| FOR approval of an amendment to the Amended and Restated Articles of
         Incorporation.
     |_| AGAINST approval of an amendment to the Amended and Restated Articles of Incorporation.
     |_| ABSTAIN from voting on an amendment to the Amended and Restated
         Articles of Incorporation.

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


     No. of Shares  ________


                              Date: ___________________________________
     Check appropriate box
     Indicate changes below:


                                    ___________________________________
                                         (Signature of Shareholder)

     Address Change?  |_|  Name Change?  |_|


                                    ______________________________________
                                    (Signature of Shareholder - if held jointly)

                          Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports included in Advantage Learning Systems, Inc.'s 1998 Annual Report on Form 10-K into this document.



                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 12, 1999